Exhibit 99.1

Sono-Tek Reports Fiscal Third Quarter and Nine-Month Fiscal 2026 Financial Results

Seventh Consecutive Quarter of Revenue Over $5 Million Driven by Continued Strength in Medical Market and High-ASP Production Systems

Gross Margin Expands to 50% in the Quarter and 51% Year-to-Date

Third Quarter and Nine-Month Net Income Increased 24% and 32% Respectively

Backlog Reaches Record $12.3 Million Reflecting Continued Order Momentum

Reiterates Full Year FY 2026 Guidance Anticipating Modest Revenue Growth

MILTON, N.Y., January 13, 2026 – Sono-Tek Corporation (Nasdaq: SOTK), the leading developer and manufacturer of ultrasonic coating systems, today reported financial results for the third quarter and first nine months of fiscal year 2026, ended November 30, 2025.

Third Quarter Fiscal 2026 Highlights

•	Net sales for the quarter were $5.0 million, compared with $5.2 million in the prior-year period. This marked the seventh consecutive quarter with revenue exceeding $5 million.
•	Gross profit increased 7% year over year to $2.5 million, with gross margin expanding to 50%, up from 45% in the prior-year quarter.
•	Operating income increased 61% to $319 thousand, reflecting improved gross margin and operating leverage.
•	Net income increased 24% to $340 thousand, or $0.02 per diluted share, compared with $274 thousand, or $0.02 per diluted share, in the prior-year quarter.

First Nine Months Fiscal 2026 Highlights

•	Net sales for the first nine months totaled $15.3 million, essentially flat year over year.
•	Gross profit increased 6% to $7.8 million, with gross margin expanding to 51% from 48% in the prior-year period.
•	Operating income increased 69% to $1.22 million.
•	Net income increased 32% to $1.25 million, or $0.08 per diluted share, compared with $0.06 per diluted share in the prior-year period.

Balance Sheet, Backlog and Guidance for Fiscal Year 2026

•	The Company ended the quarter with $11.7 million in cash, cash equivalents and marketable securities and no outstanding debt.
•	Total backlog reached a record $12.26 million, increasing 16% year over year and 9% sequentially, reflecting continued strength in customer order activity.
•	For the full fiscal year, the Company is reiterating its guidance reflecting an improved but watchful outlook, anticipating modest revenue growth, that balances market adjustments to recent governmental deemphasis of clean energy initiatives and evolving tariff policies with a positive offset from growing demand in the medical device market.

Management Commentary

Dr. Christopher L. Coccio, Executive Chairman, stated, “We delivered another solid quarter marked by our seventh consecutive period of revenue above $5 million, continued profitability, and meaningful margin expansion. The improvement in gross margin reflects the success of our strategy to prioritize higher-ASP production systems and maintain disciplined cost management, even as certain end markets experience near-term variability. Reaching a record backlog is particularly encouraging and highlights sustained customer confidence in Sono-Tek’s technology and long-term value proposition.”

Steve Harshbarger, CEO & President, added, “Demand for our advanced ultrasonic coating platforms remains strong, led by continued momentum in the medical device market and increasing adoption of high-value production systems. While U.S. alternative energy demand softened as anticipated due to policy-related timing shifts, growth across medical, electronics, and industrial applications more than offset this impact. With a strong balance sheet, record backlog, and an expanding mix of high-ASP systems, we are well positioned to drive consistent performance and long-term growth.

Third Quarter Fiscal 2026 Results
(Narrative compares with prior-year period unless otherwise noted) ($ in thousands)

	Three Months Ended November 30,		Change
	2025	2024	$	%
Net Sales	$5,004	$5,191	(187)	(4%)
Gross Profit	$2,512	$2,343	169	7%
Gross Profit %	50%	45%

Operating Income	$319	$198	121	61%
Operating Margin	6%	4%

Net Income	$340	$274	66	24%
Net Margin	7%	5%

Third Quarter Fiscal 2026 Product and Market Highlights

•	Product Categories
o	In-Line Coating Systems (previously referred to as Integrated Coating Systems) revenue increased sharply by 2,177%, driven by shipments of high-ASP production systems to a major solar energy customer.
o	Multi-Axis Coating Systems declined 53% year over year due to reduced electrolysis-related demand following shifts in U.S. policy incentives.
o	OEM Systems revenue increased 64%, reflecting stronger demand from fluxing and medical OEM partners.
o	Fluxing Systems revenue increased 213%, driven primarily by stronger demand in Asia.
•	End Markets
o	Medical sales increased 27%, supported by strong demand for balloon catheter, stent, and diagnostic device coating systems.
o	Electronics/Microelectronics sales increased 27%, reflecting increased fluxing demand and a semiconductor system shipment to South Korea.
o	Industrial sales increased 116%, due to the shipment of a large, advanced textile coating platform to a U.S. government-related customer.
o	Alternative Energy sales declined 35% due to reduced U.S. electrolysis activity following changes in government policy initiatives.

Geographic Highlights

•	U.S. & Canada sales increased 21% in the quarter, supported by shipments of high-ASP integrated coating systems.
•	Asia Pacific sales declined 34% in the quarter following a strong prior year quarter.
•	Latin America sales declined 50% due to slower fluxing activity in Mexico and the non-recurrence of a prior-year orthopedic system shipment.
•	EMEA sales decreased 26% due primarily to softer demand in the advanced energy market, particularly within electrolysis and fuel cell applications.
Nine Month Fiscal 2026 Results
(Narrative compares with prior-year period unless otherwise noted) ($ in thousands)

	Nine Months Ended November 30,		Change
	2025	2024	$	%
Net Sales	$15,300	$15,383	(83)	(1%)
Gross Profit	$7,766	$7,314	452	6%
Gross Profit %	51%	48%

Operating Income	$1,223	$722	501	69%
Operating Margin	8%	5%

Net Income	$1,249	$946	303	32%
Net Margin	8%	6%

First Nine-Month Fiscal 2026 Product and Market Highlights

•	Product Categories
o	In-Line Coating Systems (previously referred to as Integrated Coating Systems) revenue increased by 126%, reflecting shipments of 8 high-ASP production systems totaling approximately $5.9M to a major solar energy customer.
o	Multi-Axis Coating Systems declined 46% year over year primarily due to slower electrolysis system demand following government policy changes.
o	OEM Systems revenue increased 18%, reflecting stronger demand from fluxing OEM partners.
o	Fluxing Systems revenue increased 80%, driven primarily by stronger demand in Asia.
•	End Markets
o	Medical sales increased 37%, supported by strong balloon coating systems shipped to the U.S., Europe, and China, solid stent coating activity, and expanding new applications in the medical field.
o	Electronics/Microelectronics sales decreased 9%, following strong FY2025 semiconductor sales, and FY2026 customer timing for similar machines.
o	Industrial sales decreased 26%, influenced by a large FY2025 European glass coating order that did not repeat.
o	Alternative Energy sales declined slightly by 2% influenced by the shipment of eight high-ASP solar coating systems to the solar industry, which offset declines from the US electrolysis market.

Geographic Highlights

•	U.S. & Canada sales increased 3%, supported by shipments of high-ASP in-line coating systems.
•	Asia Pacific sales increased 13% driven by medical sales in China and strong alternative energy demand in Japan and South Korea.
•	Latin America sales declined 48% due to slower fluxing activity in Mexico.
•	EMEA sales decreased 9% primarily due to softening advanced energy demand in electrolysis and fuel cell applications, partially offset by continued strength in medical system shipments.

About Sono-Tek

Sono-Tek Corporation (Nasdaq: SOTK) is a global leader in the design and manufacture of ultrasonic coating systems that are shaping industries and driving innovation worldwide. Our ultrasonic coating systems are used to apply thin films onto parts in diverse industries including medical devices, semiconductors, microelectronics, alternative energy, advanced industrial manufacturing, and research and development sectors.

Sono-Tek has a long history of providing advanced coating solutions to the medical device industry, enabling precision coatings for life-saving technologies such as stents, balloons, diagnostic devices, and various drug delivery platforms. At the same time, our expertise in semiconductor and microelectronics applications continues to expand, as customers increasingly turn to Sono-Tek for solutions supporting next-generation chips, displays, and sensors. Alongside these markets, our technologies are also leading the way in next-generation clean energy coatings for fuel cells, carbon capture, advanced solar cells, and various other advanced industrial applications, underscoring the versatility and broad reach of Sono-Tek’s ultrasonic coating platforms.

Our product line is rapidly evolving, transitioning from R&D tools to high-volume production machines with significantly higher average selling prices, showcasing our market leadership and adaptability. Our comprehensive suite of thin film coating solutions and application consulting services ensures unparalleled results for our clients and helps some of the world’s most promising companies achieve technological breakthroughs and bring them to market. We strategically deliver our products to customers through a network of direct sales personnel, carefully chosen independent distributors, and experienced sales representatives, ensuring efficient market reach across diverse sectors around the globe.

Our growth strategy is focused on leveraging our innovative technologies, proprietary know-how, unique talent and experience, and global reach to further develop microscopic coating technologies that enable better outcomes for our customers’ products and processes. For further information, visit www.sono-tek.com.

Safe Harbor Statement

This news release contains forward looking statements regarding future events and the future performance of Sono-Tek Corporation that involve risks and uncertainties that could cause actual results to differ materially. These “forward-looking statements’ are based on currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events could turn out to be significantly different from our expectations and could cause actual results to differ materially. These factors include, among other considerations, general economic and business conditions, including political, regulatory, tax, competitive and technological developments affecting our operations or the demand for our products; inflationary and supply chain pressures; continued strength of sales to the medical device market; continued private and public funding for the clean energy sector; continued strong demand for Sono-Tek’s suite of thin film coating solutions and application consulting services in the clean energy and other markets; maintenance of order backlog; evolving tariff policies; timely development and market acceptance of new products and continued customer validation of our coating technologies; adequacy of financing; capacity additions, the ability to enforce patents; maintenance of operating leverage; consummation of order proposals; completion of large orders on schedule and on budget; successful transition from primarily selling ultrasonic nozzles and components to a more complex business providing complete machine solutions and higher value subsystems; and realization of quarterly and annual revenues within the forecasted range of sales guidance. We undertake no obligation to update any forward-looking statement.

For more information:

Sono-Tek Corp.

Stephen J. Bagley

Chief Financial Officer

Ph: (845) 795-2020

info@sono-tek.com

Investor Relations

Kirin Smith

PCG Advisory, Inc.

ksmith@pcgadvisory.com

-FINANCIAL TABLES FOLLOW -

SONO-TEK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	November 30, 2025 (Unaudited)	February 28, 2025
ASSETS

Current Assets:
Cash and cash equivalents	$5,395,695	$5,202,361
Marketable securities	6,323,566	6,727,678
Accounts receivable (less allowance of $12,225, respectively)	4,411,663	2,347,764
Inventories	3,656,898	4,474,401
Prepaid expenses and other current assets	305,690	236,261
Total current assets	20,093,512	18,988,465

Land	250,000	250,000
Buildings, equipment, furnishings and leasehold improvements, net	2,288,462	2,610,600
Intangible assets, net	31,794	37,386
Deferred tax asset	1,266,846	1,525,185

TOTAL ASSETS	$23,930,614	$23,411,636

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$534,692	$859,483
Accrued expenses	2,008,801	1,718,574
Customer deposits	2,151,930	2,413,195
Income taxes payable	43,422	496,055
Total current liabilities	4,738,845	5,487,307

Deferred tax liability	59,349	132,134
Total liabilities	4,798,194	5,619,441

Commitments and Contingencies (Note 10)

Stockholders’ Equity
Common stock, $.01 par value; 25,000,000 shares authorized, 15,754,480 issued and 15,710,389 outstanding as of November 30, 2025 and 15,751,153 issued and 15,749,037 outstanding February 28, 2025, respectively	157,545	157,512
Additional paid-in capital	10,260,711	10,018,034
Accumulated earnings	8,873,153	7,624,516
Treasury stock, at cost 44,091 shares and 2,116 shares, November 30, 2025 and February 28, 2025, respectively	(158,989)	(7,867)
Total stockholders’ equity	19,132,420	17,792,195

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,930,614	$23,411,636

See notes to unaudited condensed consolidated financial statements.

SONO-TEK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Nine Months Ended November 30,		Three Months Ended November 30,
	2025	2024	2025	2024

Net Sales	$15,299,839	$15,383,416	$5,004,370	$5,190,596
Cost of Goods Sold	7,533,347	8,069,633	2,492,129	2,847,397
Gross Profit	7,766,492	7,313,783	2,512,241	2,343,199

Operating Expenses
Research and product development costs	1,934,109	2,054,846	638,361	627,543
Marketing and selling expenses	2,656,804	2,814,804	927,300	929,196
General and administrative costs	1,952,085	1,722,210	627,608	588,823
Total Operating Expenses	6,542,998	6,591,860	2,193,269	2,145,562

Operating Income	1,223,494	721,923	318,972	197,637

Interest and Dividend Income	332,147	359,248	108,487	131,518
Net unrealized gain/(loss) on marketable securities	912	38,776	(658)	(15,165)

Income Before Income Taxes	1,556,553	1,119,947	426,801	313,990

Income Tax Expense	307,916	174,247	86,842	39,812

Net Income	$1,248,637	$945,700	$339,959	$274,178

Basic Earnings Per Share	$0.08	$0.06	$0.02	$0.02

Diluted Earnings Per Share	$0.08	$0.06	$0.02	$0.02

Weighted Average Outstanding Shares - Basic	15,721,548	15,750,980	15,708,817	15,751,153

Weighted Average Outstanding Shares - Diluted	15,736,330	15,771,039	15,724,960	15,771,511

See notes to unaudited condensed consolidated financial statements.

SONO-TEK CORPORATION

PRODUCT, MARKET, AND GEOGRAPHIC SALES

(Unaudited)

Product Sales

	Three Months Ended November 30,		Change			Nine Months Ended November 30,		Change
	2025	2024	$	%		2025	2024	$	%
Fluxing Systems	$222,000	$71,000	151,000	213%		$583,000	$324,000	259,000	80%
In-Line Coating Systems	1,844,000	81,000	1,763,000	2,177%		6,428,000	2,850,000	3,578,000	126%
Multi-Axis Coating Systems	1,666,000	3,563,000	(1,897,000)	(53%	)	4,373,000	8,158,000	(3,785,000)	(46%	)
OEM Systems	425,000	259,000	166,000	64%		936,000	796,000	140,000	18%
Other	847,000	1,217,000	(370,000)	(30%	)	2,980,000	3,255,000	(275,000)	(8%	)
TOTAL	$5,004,000	$5,191,000	(187,000)	(4%	)	$15,300,000	$15,383,000	(83,000)	(1%	)

Market Sales

	Three Months Ended November 30,		Change			Nine Months Ended November 30,		Change
	2025	2024	$	%		2025	2024	$	%
Electronics/Microelectronics	$1,287,000	$1,016,000	271,000	27%		$3,686,000	$4,060,000	(374,000)	(9%	)
Medical	1,136,000	897,000	239,000	27%		2,949,000	2,156,000	793,000	37%
Alternative Energy	1,912,000	2,959,000	(1,047,000)	(35%	)	7,592,000	7,740,000	(148,000)	(2%	)
Emerging R&D and Other	18,000	17,000	1,000	6%		65,000	57,000	8,000	14%
Industrial	651,000	302,000	349,000	116%		1,008,000	1,370,000	(362,000)	(26%	)
TOTAL	$5,004,000	$5,191,000	(187,000)	(4%	)	$15,300,000	$15,383,000	(83,000)	(1%	)

Geographic Sales

	Three Months Ended November 30,		Change			Nine Months Ended November 30,		Change
	2025	2024	$	%		2025	2024	$	%
U.S. & Canada	$3,415,000	$2,823,000	592,000	21%		$9,674,000	$9,409,000	265,000	3%
Asia Pacific (APAC)	734,000	1,114,000	(380,000)	(34%	)	2,262,000	1,994,000	268,000	13%
Europe, Middle East, Asia (EMEA)	706,000	957,000	(251,000)	(26%	)	3,027,000	3,338,000	(311,000)	(9%	)
Latin America	149,000	297,000	(148,000)	(50%	)	337,000	642,000	(305,000)	(48%	)
TOTAL	$5,004,000	$5,191,000	(187,000)	(4%	)	$15,300,000	$15,383,000	(83,000)	(1%	)